Exhibit 4.10

FIRST AMENDMENT TO THE STOCKHOLDER AGREEMENT

This Amendment (this “Amendment”), dated as of March 27, 2013, is made by EVERTEC, Inc. (f.k.a. Carib Latam Holdings, Inc.), a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”), AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands (“Apollo”), and Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Popular”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Stockholder Agreement (as defined below).

WHEREAS, the Company, Apollo, Popular, and the other Holders are parties to that certain Stockholder Agreement, dated as of April 17, 2012 (as amended, modified or supplemented from time to time, the “Stockholder Agreement”);

WHEREAS, Section 12(h) of the Stockholder Agreement provides, among other things, that the Stockholder Agreement may be amended by the Company from time to time with the written consent of (a) Holders holding at least a majority of the Class A Shares then outstanding, (b) Holders holding at least a majority of the Class B Shares then outstanding, and (c) for so long as a Principal Stockholder’s Proportionate Percentage is at least 10%, such Principal Stockholder;

WHEREAS, the Company has filed a Registration Statement on Form S-1 (file no. 333-186487) in connection with its consideration of an Initial Public Offering (such Registration Statement, as it may be amended, modified or supplemented from time to time, being referred to herein as the “IPO Registration Statement”); and

WHEREAS, Apollo and Popular collectively own all of the issued and outstanding Class A Shares, and Apollo, Popular and the Company desire to amend certain provisions of the Stockholder Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Stockholder Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

A. Amendments to the Stockholder Agreement. The Stockholder Agreement is hereby amended as follows:

1. Section 1 – Definitions. Effective as of the date hereof, Section 1 of the Stockholder Agreement is hereby amended as follows:

(a) Section 1 shall be amended by amending and restating the following definitions:

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event. Notwithstanding the foregoing, no Holder shall be deemed to beneficially own any Common Shares beneficially owned by another Person who is not a Controlled Affiliate of such Holder’s Ultimate Parent Entity (disregarding solely for the purposes of determining Common Shares beneficially owned by such Person, (i) application of this sentence to any Common Shares that have been Transferred (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such Common Shares) to such Person in compliance with this Agreement and (ii) any Group Common Shares with respect to such Person), including, without limitation, another Principal Stockholder, Partial Rights Transferee or other Holder, in each case, that is not a Controlled Affiliate of such Holder’s Ultimate Parent Entity.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended or restated from time to time in compliance with its terms and the provisions of this Agreement, unless such definition is qualified by a reference to a specific date, in which case it shall mean the certificate of incorporation of the Company, as amended or restated as of such date in compliance with its terms and the provisions of this Agreement.

“Class A Shares” means the Class A Common Stock (as defined in the Certificate of Incorporation as in effect on March 27, 2013), and any shares of any other class of stock resulting from a reclassification, combination or split of such shares. For the avoidance of doubt, (i) following the Conversion, Class A Shares shall include any former Class B Shares that have been converted into Class A Shares and (ii) if following the Conversion, the “Class A Common Stock” is reclassified or renamed “Common Stock”, upon such reclassification, “Class A Shares” shall mean the Common Stock (as defined in the Certificate of Incorporation), and any shares of any other class of stock resulting from a reclassification, combination or split of such shares.

“Class B Shares” means the Class B Non-Voting Common Stock (as defined in the Certificate of Incorporation as in effect on March 27, 2013), and any shares of any other class of stock resulting from a reclassification, combination or split of such shares. For the avoidance of doubt, following the Conversion the Class B Shares shall no longer exist and any certificate representing any such Class B Shares shall be deemed to represent the number of Class A Shares into which such Class B Shares have been converted in accordance with the Certificate of Incorporation (as in effect at the time of the Conversion).

“Common Shares” means the shares of Common Stock (as defined in the Certificate of Incorporation). For the avoidance of doubt, (i) prior to the Conversion, Common Shares shall include the Class A Shares and the Class B Shares and (ii) following the Conversion, Common Shares shall include the Class A Shares and any shares of any other class of stock resulting from a reclassification, combination or split of such shares.

“Qualified Public Offering” means an underwritten public offering of Common Shares by the Company and/or by the selling stockholders in such offering pursuant to an effective registration statement filed by the Company with the Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common Shares actually sold in such offering is at least $75 million.

“Ultimate Parent Entity” means (i) with respect to Apollo, Apollo Global Management LLC and its successors, (ii) with respect to Popular, Popular and its successors and (iii) with respect to any other Holder, (x) the Person which (A)(i) Controls such Holder or (ii) if no Person Controls such Holder, the beneficial owner of a majority of the voting power of such Holder and (B) is not itself Controlled by any other Person that is an Ultimate Parent Entity of such Holder or, (y) if no such Person exists, the Holder; provided, that, with respect to determining an Ultimate Parent Entity (i) the Control of any entity by a natural person shall be disregarded and (ii) the Control of any Non-Controlled Public Entity by any Person shall be disregarded.

(b) Section 1 shall be amended by inserting the following definitions in the appropriate alphabetical order:

“Conversion” means the conversion of the Class B Shares into Class A Shares in accordance with the Certificate of Incorporation (as in effect at the time of such Conversion).

“Independent Replacement Director Selection Committee” has the meaning ascribed to such term in Section 2(d)(iv).

“Minimum Price” has the meaning ascribed to such term in Section 5(c)(i).

“Non-Shelf Piggyback Notice” has the meaning ascribed to such term in Section 5(c)(i).

“Piggyback Request Notice” has the meaning ascribed to such term in Section 5(c)(i).

“Shelf Takedown Piggyback Notice” has the meaning ascribed to such term in Section 5(c)(i).

“Underwriting Agreement” has the meaning ascribed to such term in Section 5(o).

2. Section 1 – Definitions. Effective as of immediately prior to the IPO Registration Statement being declared effective, Section 1 of the Stockholder Agreement is hereby amended as follows:

(a)	Section 1 shall be amended by amending and restating the following definition:

“Public Sale” means any sale, occurring simultaneously with or after the Initial Public Offering, of Common Shares to the public pursuant to an offering registered under the Securities Act, or pursuant to Rule 144 thereunder (or successor rule), except to the extent the Holder Transferring its Common Shares (i) has actual knowledge that the Transferee of such Common Shares is an Affiliate or portfolio company of such Holder or its Affiliates or (ii) knowingly targeted a Prohibited Transferee as the intended Transferee.

(b)	Section 1 shall be amended by inserting the following definitions in the appropriate alphabetical order:

“Prohibited Transferee” means any Person who is listed on the Prohibited Transferee List; provided that such Person will not be deemed to be a Prohibited Transferee if such Person (i) owns Common Shares as a result of a pledge or other security interest or the execution of remedies in connection with such pledge or security interest, (ii) owns Common Shares through any hedge fund, investment fund or mutual fund or (iii) is an underwriter, broker, dealer or other investment professional and owns and/or maintains or will own or maintain Common Shares in the ordinary course of business (including, without limitation, in such Person’s capacity as a market maker) in any investment account, trading account, managed account or other similar account unless such account is maintained for the benefit of the department, division or subsidiary of such Person that would constitute a Prohibited Transferee.

“Prohibited Transferee List” means the list of third parties provided by Popular to the other Holders pursuant to the notice provisions of this Agreement prior to the execution and delivery of this Agreement.

3. Section 2(c) – Actions of Board. Effective as of the date hereof, the last sentence of Section 2(c) of the Stockholder Agreement is hereby amended and restated as follows:

“Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the Directors or all of the Directors appointed to such committee, as the case may be, consent thereto in writing.”

4. Section 2(d) – Board of Directors. Effective as of immediately prior to the IPO Registration Statement being declared effective, Section 2(d) of the Stockholder Agreement is hereby amended and restated as follows:

“(d) Composition. The Board shall consist of nine members. Each Principal Stockholder and each of its Partial Rights Transferees agrees to vote all of its Common Shares on matters subject to the vote of such Holder and to take all other necessary or desirable actions within its control (whether in such Holder’s capacity as a Holder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the Holders), so that each Director shall be elected from nominees determined as follows (subject to Section 2(e) and Section 10):

(i) the Management Director shall serve as a Director;

(ii) for so long as any Principal Stockholder’s Proportionate Percentage is 5% or more, but less than 10%, such Principal Stockholder or its Partial Rights Transferees, as applicable, shall have the right to nominate, in the aggregate, one Director (the “5% Board Right”);

(iii) for so long as any Principal Stockholder’s Proportionate Percentage is 10% or more, but less than 25%, such Principal Stockholder or its Partial Rights Transferees, as applicable, shall have the right to nominate, in the aggregate (together with its Partial Rights Transferees of a 5% Board Right), two Directors (the “10% Board Right”);

(iv) for so long as Apollo’s or its Complete Rights Transferee’s Proportionate Percentage is 25% or more, Apollo or such Complete Rights Transferee, as applicable, shall have the right to nominate, in the aggregate (together with its Partial Rights Transferees), five Directors (the “25% Apollo Board Right”);

(v) for so long as Popular’s or its Complete Rights Transferee’s Proportionate Percentage is 25% or more, Popular or such Complete Rights Transferee, as applicable, shall have the right to nominate, in the aggregate (together with its Partial Rights Transferees), three Directors (the “25% Popular Board Right”);

(vi) if the number of Directors nominated pursuant to the foregoing clauses (ii) through (v) is less than eight, then a committee of the Board comprised of all Directors other than (A) Independent Replacement Directors and (B) the Director or Directors who are to be replaced by Independent Replacement Directors because the Holder or Holders who nominated such Directors have lost the right to nominate such Directors pursuant to this Section 2 (the “Independent Replacement Director Selection Committee”), shall have the right to (1) nominate Independent Replacement Directors to fill such vacancies, which nominations must be reasonably acceptable to each Principal Stockholder so long as such Principal Stockholder’s Proportionate Percentage is 5% or more, and (2) remove any Independent Replacement Directors at any time and for any reason; provided that (w) nothing in this Agreement shall affect the right of holders of a majority of the outstanding Common Shares to remove any Independent Replacement Director with or without cause or the right of any holder of outstanding Common Shares to nominate a person for election as a Director (whether to fill a vacancy or otherwise) at any meeting of the stockholders in accordance with applicable Law, the Certificate of Incorporation and the Company’s bylaws; (x) the Independent Replacement Director Selection Committee shall act by the vote of a majority of all of its members (including any vacancies) in nominating and removing the Independent Replacement Directors; (y) except in connection with nominations for the annual meeting of the Holders or any special meeting of the Holders for which the notice of such meeting sets forth that the business to be conducted shall include the election of directors (and in the case of such a special meeting, solely to the extent of the number of directors so indicated to be elected), the Independent Replacement Director Selection Committee shall only nominate a person to be an Independent Replacement Director to the extent there exists, at such time, a vacancy on the Board; and (z) the Independent Replacement Director Selection Committee shall, in connection with nominating any person to be an Independent Replacement Director, indicate the order in which each Independent Replacement Director shall be automatically removed if the number of Independent Directors pursuant to this Section 2(d)(vi) decreases; and

(vii) for the avoidance of doubt, if a Holder loses the right to nominate a Director pursuant to this Section 2, the Director who is to be replaced by an Independent Replacement Director shall be, subject to the terms of any applicable Adoption Agreement, designated by the Holder who has lost the right to nominate such Director (such designation to be made as promptly as practicable and, in any event, no later than two Business Days following the date on which such Holder loses such nomination right; provided that if such Holder fails to make such designation within such two Business Day period, then the Independent Replacement Committee may make such determination on a majority vote of the Directors not nominated by such Holder) from among the Directors such Holder and its applicable Partial Rights Transferees have nominated to the Board.”

5. Section 2(e) – Adjustments to Composition. Effective as of the date hereof, Section 2(e) of the Stockholder Agreement is hereby amended as follows:

(a) Subclause (i) of Section 2(e) shall be amended by adding the following proviso at the end of such subclause:

“provided that, for the avoidance of doubt, if Popular, or its Complete Rights Transferee, or any of its respective Affiliates has made an Assignment in Part of its 5% Board Right or 10% Board Right prior to the First Board Trigger Date, the right to nominate an additional Director to the Board pursuant to this Section 2(e)(i) shall be determined as set forth in the Adoption Agreement executed and delivered to each of the parties to this Agreement by the Partial Rights Transferee and acknowledged and agreed to by Popular, or its Complete Rights Transferee;”

(b) Subclause (ii) of Section 2(e) shall be amended by adding the following proviso at the end of such subclause:

“provided that, for the avoidance of doubt, if Popular, or its Complete Rights Transferee, or any of its respective Affiliates has made an Assignment in Part of its 5% Board Right or 10% Board Right prior to the Second Board Trigger Date, the right to nominate an additional Director to the Board pursuant to this Section 2(e)(ii) shall be determined as set forth in the Adoption Agreement executed and delivered to each of the parties to this Agreement by the Partial Rights Transferee and acknowledged and agreed to by Popular, or its Complete Rights Transferee;”

6. Section 2(g) – Term; Removal and Replacement. Effective as of immediately prior to the IPO Registration Statement being declared effective, Section 2(g) of the Stockholder Agreement is hereby amended and restated as follows:

“(g) Term: Removal and Replacement. Each Principal Stockholder and each of its Partial Rights Transferees agrees to vote all of its Common Shares and to take all other necessary or desirable actions within its control (whether in such Holder’s capacity as a Holder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the Holders), so that each of the nominees designated in Section 2(d) or Section 2(e) will be elected as Directors at any annual or special meeting of the Holders (or by written consent in lieu of a meeting of the Holders), and each Director so elected will serve until their successors are duly elected and qualified pursuant to the terms of this Agreement or until their earlier death, disability, resignation or removal (with cause or without cause). Subject to applicable Law, no Director may be removed without the consent of the Holder who is entitled to nominate such individual as a Director pursuant this Agreement. Subject to applicable Law, a Director may only be removed at the direction of the party that is entitled to nominate such Director and, except as set forth in Section 2(d)(vi) and applicable Law, the vacancy created by any former Director may only be filled by a nominee of the party that was entitled to nominate such former Director. Each Principal Stockholder and each of its Partial Rights Transferees agrees to vote all of its Common Shares and to take all other necessary or desirable actions within its control (whether in such Holder’s capacity as a Holder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company will, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the Holders), so that each Director shall be removed as directed by the Holder entitled to nominate such Director. Furthermore, each Principal Stockholder and each of its Partial Rights Transferees shall vote all of its Common Shares to cause the individual then entitled to be the Management Director to be a member of the Board, including removing any person previously elected as the Management Director and no longer entitled to hold such position in accordance with this Agreement. Subject to the foregoing, in the event a vacancy is created on the Board by reason of the death, disability, resignation or removal (with cause or without cause) of any Director, each Principal Stockholder and each of its Partial Rights Transferees hereby agrees that such vacancy shall be filled in accordance with the procedures set forth in this Section 2. Subject to applicable Law, the Company and each Principal Stockholder and each of its Partial Rights Transferees shall fill any vacancies on the Board in accordance with this Section 2, as soon as practicable following the date such vacancy is created.”

7. Section 2(k) – Officers. Effective as of the date hereof, Section 2(k) of the Stockholder Agreement is hereby amended and restated as follows:

“(k) Officers. The officers of the Company, Holdings and EVERTEC shall be elected, appointed and removed by the Board, the Holdings Board or the EVERTEC Board, as applicable, and shall perform such functions as delegated to them by such board. Subject to the limitations contained in the Company’s bylaws, the Board may delegate to any officer of the Company or to any such other Person such authority to act on behalf of the Company as the Board may from time to time deem appropriate in its sole discretion. Subject to the limitations contained in Holdings’ limited liability operating agreement, the Holdings Board may delegate to any officer of Holdings or to any such other Person such authority to act on behalf of Holdings as the Holdings Board may from time to time deem appropriate in its sole discretion. Subject to the limitations contained in EVERTEC’s limited liability operating agreement, the EVERTEC Board may delegate to any officer of EVERTEC or to any such other Person such authority to act on behalf of EVERTEC as the EVERTEC Board may from time to time deem appropriate in its sole discretion.”

8. Section 4 – Transfer Restrictions; Permitted Transfers. Effective as of immediately prior to the IPO Registration Statement being declared effective, Section 4 of the Stockholder Agreement is hereby amended as follows:

(a) Sections 4(a) shall be amended and restated as follows:

“(i) No Holder may Transfer its Common Shares prior to the earlier of (A) the date that is 30 months after the Merger Closing Date (such 30-month period, the “Restricted Period”) and (B) the consummation of a Qualified Public Offering, except for (x) Permitted Transfers and (y) Transfers of Common Shares made in connection with a Qualified Public Offering. Notwithstanding the foregoing, no Management Holder may Transfer its Common Shares other than (1) Transfers of such Common Shares pursuant to Section 4(d) or Section 4(e) of this Agreement, (2) Transfers of Common Shares made pursuant to a Public Sale, (3) pledges of Common Shares to a bank, licensed security firm or investment bank; provided that in the case of the foregoing sub-clause (3) such Management Holder delivers written notice of such pledge to the Company within two Business Days after entering into a contract in respect of such pledge and such pledge does not require registration or qualification under the applicable securities Laws and such Common Shares may be sold in a Public Sale at the time of such pledge in accordance with this Agreement and applicable Law and (4) Permitted Transfers.

(ii) For so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, without prior written approval of each such Principal Stockholder, no Holder may sell a number of its Common Shares equal to or greater than 20% of the total number of outstanding Common Shares at such time directly to any Prohibited Transferee.

(iii) Notwithstanding anything to the contrary set forth in this Agreement, no Transfer of Common Shares shall become effective and the Company shall not recognize any such Transfer (A) unless such Transfer complies with the provisions of this Section 4, and (B) except in the case of a Transfer of Common Shares made pursuant to a Public Sale, until the Transferee (unless already party to this Agreement) executes and delivers to each party to this Agreement an Adoption Agreement. Subject to Section 10, upon such Transfer and such execution and delivery of such Adoption Agreement, the Transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the Transferred Common Shares. Any Transfer of Common Shares in violation of this Section 4 shall be void ab initio.”

(b) Sections 4(f)(ii) and 4(f)(iii) shall be amended and restated as follows:

“(ii) Securities Act Legend. Each certificate or other instrument (including the statement issued by the Company’s registrar in connection with a book-entry system) representing Common Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE/STATEMENT] HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO THE ACT AND APPLICABLE STATE SECURITIES LAWS. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

The Holder of any Common Shares by acceptance thereof agrees, prior to any Transfer of any such Common Shares, to give written notice to the Company of such Holder’s intention to effect such Transfer and to comply in all other respects with Section 4 and the provisions of this Section 4(f). Each such notice shall describe the manner and circumstances of the proposed Transfer of Common Shares. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the Holder of such Common Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act or other applicable securities laws. Such Holder of such Common Shares shall be entitled to effect a Transfer of such Common Shares in accordance with the terms of the notice delivered to the Company, if such Transfer is otherwise in compliance with this Agreement and the Company does not reasonably object to such Transfer and request such opinion within 15 days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within 15 days after delivery of such opinion. Each certificate or other instrument (including the statement issued by the Company’s registrar in connection with a book-entry system) evidencing any such Transferred Common Shares shall bear the legend set forth in this Section 4(f)(ii) unless (i) such opinion of counsel to the Holder of such shares (which opinion and counsel shall be reasonably acceptable to the Company) states that registration or qualification of any future Transfer of Common Shares is not required by the applicable provisions of the Securities Act or other applicable securities laws or (ii) the Company shall have waived the requirement of such legend.

(iii) Stockholders Agreement Legend. Each certificate or other instrument (including the statement issued by the Company’s registrar in connection with a book-entry system) representing shares of Common Shares shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE/STATEMENT] ARE SUBJECT TO THE TERMS OF A STOCKHOLDER AGREEMENT DATED AS OF APRIL 17, 2012 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “STOCKHOLDERS’ AGREEMENT”), AMONG THE HOLDER OF SUCH SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE HOLDER OF SUCH SECURITIES), THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. THE TERMS OF THE STOCKHOLDERS’ AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH STOCKHOLDERS’ AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

The legend required under this Section 4(f)(iii) shall be removed upon the earlier of (i) termination of this Agreement in accordance with the provisions of Section 12(a) and (ii) with respect to any Common Shares to be sold in a Transfer pursuant to Public Sale, in connection with any such Transfer of Common Shares made pursuant to a Public Sale.”

9. Section 5 – Registration Rights. Effective as of the date hereof, Section 5 of the Stockholders Agreement is hereby amended as follows:

(a) The final sentence of Section 5(a)(i) shall be amended and restated as follows:

“At the request of the Initial Requesting Holder, if (A) it is necessary in order to comply with the rules and regulations of any applicable Self-Regulatory Organization or (B) if the managing and lead underwriters, in their reasonable judgment, determine that it is advisable and inform the Initial Requesting Holder and the Company of such determination, the Company will cause the Conversion to occur.”

(b) The second sentence of Section 5(a)(vii) shall be amended and restated as follows:

“If the Demand Registration is an underwritten offering and the managing underwriters for such Demand Registration advise the Company that in their opinion the number of Registrable Shares and, if permitted hereunder, other securities requested to be included in such Demand Registration exceeds the number of Registrable Shares and other securities, if any, which can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Holders of a majority of the Registrable Shares requested to be included in the Demand Registration, including, if any securities other than Registrable Shares are to be included in such Demand Registration, each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in the Demand

Registration, the Company shall include in such Demand Registration the number of Registrable Shares which can be so sold in the following order of priority: (A) first, the Registrable Shares requested to be included in such Demand Registration in accordance with Section 5(a) or 5(c), pro rata among the respective Holders of such Registrable Shares on the basis of the total number of Registrable Shares beneficially owned by each such Holder, and (B) second, all other securities requested to be included in such Demand Registration to the extent permitted hereunder; provided however that with respect to the Initial Demand Registration only, the order priority shall be as follows: (1) first, the securities the Company proposed to sell; (2) second, the Registrable Shares requested to be included in such Demand Registration in accordance with Section 5(a) or 5(c), pro rata among the respective Holders of such Registrable Shares on the basis of the total number of Registrable Shares beneficially owned by each such Holder, and (3) third, all other securities requested to be included in such Demand Registration to the extent permitted hereunder.”

(c) Section 5(b)(iv) shall be amended and restated as follows:

“Priority on Shelf Takedowns. If the Shelf Takedown is an underwritten offering and the managing underwriters for such Shelf Takedown advise the Company that in their opinion the number of Registrable Shares and, if permitted hereunder, other securities requested to be included in such Shelf Takedown exceeds the number of Registrable Shares and other securities, if any, which can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Holders of a majority of the Registrable Shares requested to be included in the Shelf Takedown, including, if any securities other than Registrable Shares are to be included in such Shelf Takedown, each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in the Shelf Takedown, the Company shall include in such Shelf Takedown the number of Registrable Shares which can be so sold in the following order of priority: (A) first, the Registrable Shares requested to be included in such Shelf Takedown in accordance with to Section 5(b) or 5(c), pro rata among the respective Holders of such Registrable Shares on the basis of the number of Registrable Shares beneficially owned by each such Holder; and (B) second, all other securities requested to be included in such Shelf Takedown to the extent permitted hereunder.”

(d) Section 5(b)(vii) shall be amended by adding the following sentence to the end of such Section:

“For the avoidance of doubt, an Automatic Shelf Registration Statement shall also be considered a Form S-3 Shelf so long as it is a Registration Statement on Form S-3 (or successor form).”

(e) Section 5(c)(i) shall be amended and restated as follows:

“(i) Right to Piggyback.

(A) Whenever the Company proposes to register any of its Common Shares (other than a registration on Form S-4 or Form S-8, or any successor of either such form,

or a registration relating solely to the offer and sale to the Company’s employees pursuant to any employee stock plan or other employee benefit plan arrangement), whether or not following a request by an Initial Requesting Holder or Requesting Holder pursuant to a Demand Registration Notice (a “Piggyback Registration”), or proposes to conduct a Shelf Takedown from an effective Form S-3 Shelf, whether or not following a request by a Requesting Holder pursuant to a Demand Shelf Takedown Notice (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Shares of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is a Shelf Takedown, such notice (a “Shelf Takedown Piggyback Notice”) shall be given not less than three Business Days prior to the expected date of commencement of marketing efforts for such Shelf Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a Form S-3 Shelf, such notice (a “Non-Shelf Piggyback Notice”) shall be given not less than three Business Days prior to the expected date of filing of the registration statement for such Piggyback Registration or amendment thereof in which the Company first intends to identify the selling stockholders and number of Registrable Shares to be sold.

(B) If the Piggyback Takedown is being conducted as part of the Initial Public Offering, then notwithstanding anything to the contrary in this Agreement, Holders of Class B Shares (as determined prior to any Conversion of such shares in connection with the Initial Public Offering) shall not be permitted to request that the Company include their Registrable Shares in such Piggy Back Takedown and such Holders shall not be entitled to receive any notices related thereto.

(C) In order to request that any Registrable Shares be included in any Piggyback Takedown, a Holder with the right to participate in such Piggyback Takedown, shall provide the Company with written notice that it desires to include Registrable Shares in such Piggyback Takedown (the “Piggyback Request Notice”) no later than two Business Days after the date on which the Company sent the Non-Shelf Piggyback Notice or Shelf Takedown Piggyback Notice, as applicable.

(D) Any Management Holder requesting to include Registrable Shares in any Piggyback Takedown (other than in connection with the Initial Public Offering) shall include in its Piggyback Request Notice the number of Registrable Shares such Holder requests to include in such Piggyback Takedown and the minimum price per share at which such Management Holder would be willing to sell the Registrable Shares requested to be included in such Piggyback Takedown (in each case, a “Minimum Price”).

(E) Except as otherwise provided in this Section 5(c)(i) (including the cutbacks described in Section 5(c)(i)(F) and the withdrawal rights set forth in Section 5(c)(i)(G)), any Holder who has delivered a Piggyback Request Notice in accordance with Section 5(c)(i)(C) shall sell in the applicable Piggyback Takedown, if consummated, the number of Registrable Shares set forth in such Piggyback Request Notice; provided, that, if the final price per share in such Piggyback Takedown is less than the Minimum Price indicated by a Management Holder in its Piggyback Request Notice, the Management Holder shall not sell, and the Company shall not include, any of such Management Holder’s Registrable Shares in such Piggyback Takedown.

(F) The Company shall, subject to the provisions of Section 5(c)(ii), Section 5(c)(iii), Section 5(m) and Section 5(o) and the withdrawal rights set forth in Section 5(c)(i)(G), include in such Piggyback Takedown, as applicable, all Registrable Shares with respect to which the Company has received a Piggyback Request Notice for inclusion therein within two Business Days after the date on which the Company sent the Non-Shelf Piggyback Notice or Shelf Takedown Piggyback Notice, as applicable.

(G) Notwithstanding anything to the contrary contained herein, (1) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Shares requesting to include their Registrable Shares in such Piggyback Takedown, (2) any Principal Stockholder may withdraw its request to include Registrable Shares in any Piggyback Takedown, in whole or in part, by giving written notice to the Company of its intention to withdraw such request (including the amount of Registrable Shares to be withdrawn) at any time prior to the pricing of the proposed offering and (3) the withdrawal of such withdrawn Registrable Shares shall be irrevocable and after making the withdrawal, a Holder shall no longer have any right to include its Registrable Shares in that Piggyback Takedown.

(H) With respect to each Piggyback Takedown for which both Principal Stockholders have delivered a Piggyback Request Notice in accordance with Section 5(c)(i)(C), the Principal Stockholders shall communicate with each other regarding their respective intentions to exercise or forego the withdrawal rights set forth in Section 5(c)(i)(G) and shall deliver a joint written notice to the Company, executed by each of the Principal Stockholders, indicating for each Principal Stockholder whether such Principal Stockholder is exercising its withdrawal rights set forth in Section 5(c)(i)(G) and, if so, the amount of Registrable Shares such Principal Stockholder is electing to withdraw.”

(f) Section 5(c)(ii) shall be amended and restated as follows:

“Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, such registration includes Registrable Shares requested to be included by one or more Holders and the managing underwriters for a Piggyback Takedown advise the Company that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, the securities the Company proposes to sell; (B) second, the Registrable Shares requested to be included in such Piggyback Takedown in accordance with this Section 5 (pro rata among the respective Holders of such Registrable Shares on the basis of the number of Registrable Shares beneficially owned by each such Holder); and (C) third, all other securities requested to be included in such Piggyback Takedown.”

(g) Section 5(c)(iii) shall be amended and restated as follows:

“Priority on Secondary Piggyback Takedowns. If (1) a Piggyback Takedown is an underwritten secondary registration on behalf of an Initial Requesting Holder, a Requesting Holder, or other holders of the Company’s securities (“Other Holders”), (2) such registration includes Registrable Shares requested to be included by one or more Holders pursuant to Section 5(c)(i), and (3) the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number of securities that can be sold in such offering without significantly delaying or jeopardizing the success of such offering, including by selling at a price per share within a price range reasonably acceptable to the Holders (including the Other Holders) of a majority of the Registrable Shares and other securities requested to be included in the Piggyback Takedown (and each Principal Stockholder who has requested Registrable Shares that would constitute at least 10% of the Registrable Shares to be included in the Piggyback Takedown), the Company shall include in such registration the number of securities that can be so sold in the following order of priority: (A) first, the Registrable Shares requested to be included in such registration in accordance with this Section 5 (pro rata among the respective Holders of any such securities and Registrable Shares on the basis of the number of securities and Registrable Shares beneficially owned by each such Holder); (B) second, the securities requested to be included therein by the Other Holders requesting such registration (pro rata among the holders of any such securities on the basis of the number of securities beneficially owned by each such holder); and (C) third, all other securities requested to be included in such registration.”

(h) The parenthetical in the third sentence of Section 5(d)(i) shall be amended as follows:

“(assuming for purposes of this calculation that the Conversion has occurred)”

(i) Section 5(e)(xx) shall be amended and restated as follows:

“(xx) in the case of certificated Registrable Shares, cooperate with the participating Holders of Registrable Shares and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) or uncertificated shares evidenced by a book entry system maintained by the registrar of such shares representing Registrable Shares to be sold after receiving written representations from each participating Holder that the Registrable Shares represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Shares to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Shares;”

(j) Section 5(m) shall be amended and restated as follows:

“Underwriter Cutback. Notwithstanding anything to the contrary set forth in this Section 5, if the managing underwriters for an underwritten offering advise the Company that their opinion that the inclusion of all Registrable Shares proposed to be included in any registration by any Holder would significantly jeopardize the success of such offering (including selling at a price per share that is an unreasonable discount to the price that could be achieved taking into account any prices quoted on any national securities exchange, if applicable, for the Registrable Shares), then the number of such Registrable Shares proposed to be included in such registration by each Holder shall be reduced to such lower number of Registrable Shares that the managing underwriters advise such Holder may sell; provided, however, that any such reduction shall be done on a pro rata basis in accordance with the Proportionate Percentages (assuming for the purposes of this calculation that the Conversion has occurred) of such Holders immediately prior to such offering, except, if (i) a Principal Stockholder has the right to request the selection of a Selected Underwriter with respect to such underwritten offering and has made a request for such selection, (ii) a Selected Underwriter has been selected pursuant to such request and (iii) such Selected Underwriter agrees that (A) such pro rata reduction would significantly jeopardize the success of such offering (including selling at a price per share that is an unreasonable discount to the price that could be achieved taking into account any prices quoted on any national securities exchange, if applicable, for the Registrable Shares) and (B) that the proposed reduction is as close to pro rata as is feasible without significantly jeopardizing the success of such offering (including selling at a price per share that is an unreasonable discount to the price that could be achieved taking into account any prices quoted on any national securities exchange, if applicable, for the Registrable Shares).”

(k) Section 5 is hereby amended by adding the following at the end of such Section as a new Section (5)(o):

“(o) Participation in Underwritten Offering/Sale of Registrable Shares; Use of Prospectus. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form acceptable to (A) in the case of a Piggyback Takedown which is a primary underwritten offering, the Company and (B) in the case of a Piggyback Takedown that is an underwritten secondary offering, an underwritten Shelf Takedown or an underwritten Demand Registration, the Company and the Holders of a majority of the Registrable Shares requested to be included in such offering (any such agreement an “Underwriting Agreement”), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such Underwriting Agreement; provided that no Holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Shares to be sold or transferred, (B) such Holder’s power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested, but excluding representations and warranties as to the content of the Registration Statement, any Prospectus, Free Writing Prospectus or any other documents included in the Disclosure Package) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 5 of this Agreement, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling persons in Section 5 of this Agreement. Any Holder of Registrable Shares included in any underwritten registration shall be a party to the Underwriting Agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such Underwriting Agreement be conditions precedent to the obligations of such Holder. Each Holder agrees that, upon receipt of any notice contemplated in Section 5(e)(v)(A)(1), such Holder will forthwith discontinue the disposition of its Registrable Shares pursuant to the applicable Registration Statement or Prospectus until such Holder receives the copies of the supplemented or amended Prospectus or Free Writing Prospectus as contemplated by Section 5(e)(v)(A)(1), or until it is advised in writing by the Company that the use of the applicable Prospectus or Free Writing Prospectus may be resumed, and has received copies of any amendments or supplements thereto.”

10. Section 6 – Preemptive Rights. Effective as of the date hereof, Section 6(b)(ii) of the Stockholders Agreement is hereby amended and restated as follows:

“(ii) (A) non-voting securities of the Company, including any options, warrants or other securities convertible into or exercisable or exchangeable for any such non-voting securities, issued pursuant to the Management Long-Term Compensation Plan, in an aggregate amount (inclusive of any such securities that have been converted into, exercised or exchanged for voting securities) at any time outstanding not to exceed (on an as-converted, exercised or exchanged basis) 2,921,604 Common Shares, and (B) securities of the Company, including any options, warrants or other securities convertible into or exercisable or exchangeable for any such securities, issued pursuant to an equity incentive plan approved by the Board and for so long as any Principal Stockholder’s Proportionate Percentage is at least 20%, such Principal Stockholder, in each case subject to adjustments for any stock dividends or distributions, stock splits, reclassifications, recapitalizations or other subdivisions or combinations of such Common Shares;”

11. Section 8(g) – Dividends. Effective as of the date hereof, Section 8(g) of the Stockholders Agreement is hereby amended and restated as follows:

“(g) Dividends. Prior to the completion of a Qualified Public Offering, (i) all dividends shall be declared and paid in accordance with any dividend policy in effect at the Company, Holdings and EVERTEC (the “Dividend Policy”) and (ii) for so long as any Principal Stockholder’s Proportionate Percentage is at least 20%, without the prior approval of each such Principal Stockholder, the Company shall not use any proceeds obtained from the incurrence of Indebtedness by the Company to pay any dividend to the Company’s stockholders. The Dividend Policy may be adopted and/or amended by the Board from time to time; provided that no dividend shall be paid or declared (i) in excess of the Company’s earnings, Holdings’ earnings or EVERTEC’s earnings, as the case may be, and (ii) in an amount which, in the reasonable judgment of the Board, would adversely affect the working capital levels necessary for the Company, Holdings and EVERTEC to conduct their respective operations in accordance with any then-in-effect Business Plan. For the avoidance of doubt, following the completion of a Qualified Public Offering, this Section 8(g) shall be of no further force and effect.”

12. Section 8(k) – Group Status. Effective as of immediately prior to the IPO Registration Statement being declared effective, Section 8(k) of the Stockholder Agreement is hereby amended and restated as follows:

“(k) Group Status. To the extent that it is necessary for the Company to qualify as a “controlled company” (or similar status) pursuant to the rules of any securities exchange on which the Company is listed, (i) no Principal Stockholder or any of its Partial Rights Transferees shall deny “group” status for purposes of Section 13(d) of the Exchange Act (or the rules promulgated pursuant thereto) with the other Principal Stockholder and Partial Rights Transferees and (ii) such Holders shall timely file and amend a Schedule 13D or Schedule 13G for the group with the U.S. Securities and Exchange Commission.”

13. Section 8 – Additional Agreements. Effective as of the date hereof, Section 8 of the Stockholder Agreement is hereby amended by adding the following at the end of such Section as a new Section 8(l):

“(l) Post-Conversion Recapitalization. If, in connection with a Qualified Public Offering, the Board causes the Automatic Conversion (as defined in the Certificate of Incorporation in effect at the time of the Conversion) in accordance with the terms set forth in the Certificate of Incorporation (as in effect at the time of the Conversion) and such Qualified Public Offering is not consummated, the Company and each Holder shall take all actions necessary so that each Holder shall own the same number and class of Common Shares as such Holder would have owned had such Automatic Conversion never occurred, including, without limitation, (i) approving any necessary amendments to the Certificate of Incorporation and (ii) exchanging all Class A Shares received by any Management Holders in the Automatic Conversion for the same number of Class B Shares.”

14. Section 11 – Company Governing Documents Post-IPO. Effective as of the date hereof, Section 11 of the Stockholders Agreement is hereby amended and restated as follows:

“The Company and the Holders shall cause the certificate of incorporation and bylaws (or other applicable organizational documents) of the Company, Holdings, EVERTEC and any entity that beneficially owns 100% of the equity securities of EVERTEC and that will issue equity securities in connection with an Initial Public Offering to be amended in order to preserve the rights of the Principal Stockholders and any Partial Rights Transferees set forth in this Agreement to the maximum extent permitted under Law.”

15. Section 12 – Miscellaneous Provisions. Effective as of the date hereof, Section 12(h) of the Stockholders Agreement is hereby amended by adding the words “prior to the Conversion,” at the beginning of subclause (i) of the proviso.

B. Miscellaneous. This Amendment and the Stockholder Agreement, together, contain the complete agreement among the Company and the Holders and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, the Stockholder Agreement, as amended hereby, shall remain in full force and effect. The terms and provisions of Section 12 of the Stockholder Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

*        *        *        *        *

IN WITNESS WHEREOF, the Company has executed or caused this Amendment to be executed as of the date first written above.

EVERTEC, INC.

By:	/s/ Peter Harrington

Name:	Peter Harrington
Title:	President and CEO

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS A STOCKHOLDERS:

AP CARIB HOLDINGS, LTD.

By:	Apollo Management VII, L.P.,
its sole director

By:	AIF VII Management, LLC,
its general partner

By:	/s/ Scott Ross
	Name:	Scott Ross
Title:

POPULAR, INC.

By:	/s/ Ivan Pagan
	Name:	Ivan Pagan
	Title:	SVP

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Félix M. Villamil Pagani
Name:	Félix M. Villamil Pagani

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Lourdes Durán
	Name:	Lourdes Durán

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Carlos J. Ramírez
Name:	Carlos J. Ramírez

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Jorge Rafael Hernández Gonzalez
Name:	Jorge Rafael Hernández Gonzalez

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Soraya Cheleuitte
	Name:	Soraya Cheleuitte

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Luis Gerardo Alvarado
Name:	Luis Gerardo Alvarado

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Alexandra Villalobos Montero
	Name:	Alexandra Villalobos Montero

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Miguel Vizcarrondo
Name:	Miguel Vizcarrondo

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Jackeline Cardona
	Name:	Jackeline Cardona

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Raúl Aponte
Name:	Raúl Aponte

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Madeline Fontanés
	Name:	Madeline Fontanés

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Ramón Luis Meléndez
Name:	Ramón Luis Meléndez

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Ana M. Hernández Colón
	Name:	Ana M. Hernández Colón

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ José Luis Casas
Name:	José Luis Casas

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Emi Escribá
	Name:	Emi Escribá

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Miguel Angel Mercado Morales
Name:	Miguel Angel Mercado Morales

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Marena Rodríguez
	Name:	Marena Rodríguez

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Luisa Wert Serrano
Name:	Luisa Wert Serrano

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Wanda Betancourt Diaz
Name:	Wanda Betancourt Diaz

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Joseph Albino
	Name:	Joseph Albino

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Lilia Sylvette Ramos Figueroa
Name:	Lilia Sylvette Ramos Figueroa

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Luis Cabrera
Name:	Luis Cabrera

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Elisa Sánchez Colberg
	Name:	Elisa Sánchez Colberg

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Juan Jose Roman Jimenez
Name:	Juan Jose Roman Jimenez

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Maday Viera
	Name:	Maday Viera

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Miguel Arocho
Name:	Miguel Arocho

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Marcelino Zayas
Name:	Marcelino Zayas

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Maria Gois
Name:	Maria Gois

The spouse of the above signed Management Holder hereby executes this Amendment to acknowledge (a) the fairness of this Amendment and (b) that binding such spouse’s community interest, if any, in the Common Shares and any other securities referred to in this Amendment to the terms of this Amendment is in such spouse’s best interest.

SPOUSE OF MANAGEMENT HOLDER

By:	/s/ Renzo Pilotta
	Name:	Renzo Pilotta

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Peter Harrington
Name:	Peter Harrington

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

Thomas M. White 2006 Trust

By:	/s/ Thomas M. White
Name:	Trustee

[Signature Page to the Amendment to the Stockholder Agreement]

CLASS B STOCKHOLDER

By:	/s/ Phil Steurer
Name:	Phil Steurer

[Signature Page to the Amendment to the Stockholder Agreement]